Exhibit 32
Certification of the Chief Executive Officer and the Chief Financial Officer Pursuant to 18 U.S.C.
Section 1350
Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we the undersigned Chief Executive Officer and Senior Vice President and Chief Financial Officer of First Business Financial Services, Inc., a Wisconsin Corporation, hereby certify, based on our knowledge that the Quarterly Report on Form 10-Q of the Corporation for the quarter ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Corey A. Chambas

Corey A. Chambas
Chief Executive Officer

July 26, 2007

/s/ James F. Ropella

James F. Ropella
Senior Vice President and Chief Financial Officer

July 26, 2007